INFINERA CORPORATION
2016 EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
Unless otherwise defined herein, the terms defined in the 2016 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”) and the Global Terms and Conditions of Restricted Stock Unit Grant (including any country-specific provisions set forth in the Appendix thereto) attached hereto as Exhibit A (together, the “Agreement”).

Participant:	%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-%

Address:	%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%ADDRESS_LINE_3%-%
%%CITY%-%, %%STATE%-% %%ZIPCODE%-%
%%COUNTRY%-%

Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number	%%RSU_NUMBER%-%
Date of Grant	%%RSU_DATE,’Month DD, YYYY’%-%
Vesting Commencement Date	%%VEST_BASE_DATE,’Month DD, YYYY’%-%
Number of Restricted Stock Units	%%TOTAL_SHARES_GRANTED,’999,999,999’%-% shares

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

Form of Global RSU Agreement

SHARES	VEST DATE
%%SHARES_PERIOD1%-%	%%VEST_DATE_PERIOD1%-%
%%SHARES_PERIOD2%-%	%%VEST_DATE_PERIOD2%-%
%%SHARES_PERIOD3%-%	%%VEST_DATE_PERIOD3%-%
%%SHARES_PERIOD4%-%	%%VEST_DATE_PERIOD4%-%
%%SHARES_PERIOD5%-%	%%VEST_DATE_PERIOD5%-%
%%SHARES_PERIOD6%-%	%%VEST_DATE_PERIOD6%-%
%%SHARES_PERIOD7%-%	%%VEST_DATE_PERIOD7%-%
%%SHARES_PERIOD8%-%	%%VEST_DATE_PERIOD8%-%
%%SHARES_PERIOD9%-%	%%VEST_DATE_PERIOD9%-%
%%SHARES_PERIOD10%-%	%%VEST_DATE_PERIOD10%-%

Except as otherwise set forth in Section 4 of the Global Terms and Conditions of Restricted Stock Unit Grant, in the event Participant ceases to be an active Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.
Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above.

Participant acknowledges and agrees that by receiving this Agreement, Participant has entered into a contract with the Company with respect to this Award of Restricted Stock Units.
INFINERA CORPORATION
Form of Global RSU Agreement    - 2 -

EXHIBIT A
GLOBAL TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.Grant. The Company hereby grants to the Participant named in the Notice of Grant (“Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference.
2.Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive one Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Shares. Prior to actual payment of Shares for any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously an active Service Provider from the Date of Grant until the date such vesting occurs.
4.Acceleration.
(a)    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan (including Section 5(c) of the Plan). If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4 in all cases will be paid at a time and in a manner that is exempt from, or complies with, Section 409A. The immediately preceding sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence.
(b)    Acceleration Relating to Death or Disability. Without limiting the terms of Section 4(a), if Participant ceases to be a Service Provider by reason of Disability or Participant’s death (except resulting from suicide), then the Restricted Stock Units that remain unvested as of the date Participant’s status as a Service Provider terminated shall fully vest.
5.Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate; the Administrator shall have the exclusive discretion to determine when Participant ceases to be a Service Provider for purposes of the Restricted Stock Unit grant.
6.Payment after Vesting.

(a)    Subject to Section 8, any Restricted Stock Units that vest will be paid to Participant (or, in the event of Participant’s death, to his or her estate) in whole Shares, subject to satisfying any Tax Obligations (as defined below). Subject to the provisions of Section 6(b), such vested Restricted Stock Units shall be paid in Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no
Form of Global RSU Agreement (Ex. A)

event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Shares underlying the Restricted Stock Units payable under this Agreement.

(b)    The following provisions apply if Participant is a U.S. taxpayer:

Notwithstanding anything in the Plan or this Agreement or any other agreement (whether entered into before, on or after the Date of Grant) to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units occurs in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid out as described in Section 7 as soon as practicable following his or her death.

It is the intent of this Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities and ambiguous terms herein will be interpreted to be so exempt or so comply. Each payment payable under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, in no event will the Company have any responsibility, liability or obligation to reimburse, indemnify or hold harmless Participant, for any taxes imposed or other costs incurred as a result of Section 409A.

7.Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8.Tax Withholding. Participant acknowledges and agrees that no Shares will be issued to Participant unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of Tax Obligations (as defined below) which the Company or its Parent or Subsidiary employing or retaining Participant (the “Employer”) determines must be withheld with respect to these Restricted Stock Units or any Shares issuable upon vesting. For purposes of this Agreement, “Tax Obligations” means tax, social insurance and social security liability obligations and requirements in connection with this Award, including, without limitation, (i) all federal, state, and local income, employment and any other taxes (including Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company (or Employer, as applicable), (ii) Participant’s and, to the extent required by the Company (or Employer, as applicable), the Company’s (or Employer’s) fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of this Award, or sale of Shares issued under this Award, and (iii) any other taxes or social insurance or social security liabilities or premium the responsibility for which Participant has, or has agreed to bear, with respect to this Award (or issuance of Shares or other consideration thereunder). Participant acknowledges and agrees that the ultimate liability for all Tax Obligations related to Participant’s participation in the Plan is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges and agrees that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any Tax Obligations at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to the terms of this Agreement or the Plan or at the time any Tax Obligations related to Restricted Stock Units otherwise are due, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares hereunder, and the Restricted Stock Units will be returned to the Company at no cost to the Company.

Form of Global RSU Agreement (Ex. A)    - 2 -

Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax Obligations. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, to satisfy the obligations with regard to all Tax Obligations by one or a combination of the following methods: (1) withholding from the proceeds of the sale of Shares acquired at settlement of the Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); (2) withholding from Participant’s salary, wages or other cash compensation payable to Participant by the Company and/or the Employer; or (3) withholding in Shares acquired at vesting of the Restricted Stock Units. For Section 16 Officers (i.e., persons designated by the Company as being required to file Section 16 reports pursuant to Section 16 of the Exchange Act), the Company and/or the Employer, or their respective agents, will satisfy the obligations by method (3) above, unless otherwise determined by the Administrator, in its sole discretion. For employees who are not Section 16 Officers, the Company and/or the Employer, or their respective agents, will generally satisfy the obligations by method (1) above unless otherwise determined by the Administrator. Employees who are not Section 16 Officers and who are resident in the United States may choose to satisfy their withholding obligations by method (2) above.

Alternatively, or in addition to the withholding methods above, if permissible under Applicable Laws, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy the Tax Obligations with respect to the Restricted Stock Units, in whole or in part (without limitation), by delivery of cash or check to the Company or the Employer.

The Company may withhold or account for Tax Obligations by considering statutory withholding rates or other applicable withholding rates, including up to maximum applicable rate in Participant’s jurisdiction. In the event the application of the withholding rate determined by the Company leads to over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent value in Shares) or, if not refunded, Participant may be able to seek a refund from the applicable tax authority. In the event of under-withholding by the Company or the Employer for any reason, Participant may be required to pay any additional Tax-Obligations directly to the applicable tax authority. If the obligation for Tax Obligations is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations.

9.    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10.Nature of Grant. In accepting the Award, Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted in the Plan;

(b)    the Award of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded in the past;

(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)    Participant is voluntarily participating in the Plan;

(e)    the Restricted Stock Units and the Shares underlying the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)    the Restricted Stock Units and the Shares underlying the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation or salary for purposes including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal or end-of-service payments, bonuses, long-term service awards, pension or retirement or welfare benefits or similar payments;

Form of Global RSU Agreement (Ex. A)    - 3 -

(g)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(h)    no claim or entitlement to compensation or damages shall arise from the forfeiture of the Restricted Stock Units or the Shares acquired at vesting if Participant ceases to be a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any);

(i)    for purposes of the Award of Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated when Participant is no longer actively providing services to the Company or a Parent or Subsidiary (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is employed or retained or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or retained or the terms of Participant’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Award of Restricted Stock Units (including whether Participant may still be considered to be providing services while on a leave of absence pursuant to Section 13 of the Plan and consistent with Applicable Laws);

(j)     unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the Shares underlying the Restricted Stock Units, and the income from and value of same, do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares;

(k)     unless otherwise agreed with the Company, the Restricted Stock Units and the Shares underlying the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, any services Participant may provide as a director of any Subsidiary; and

(l)    if Participant is providing services outside the United States:

(A)    the Restricted Stock Units and the Shares underlying the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose; and

(B)    neither the Company, the Employer nor any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

11.No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or his or her acquisition or sale of the underlying Shares. Participant should therefore consult with his or her own personal tax, legal and financial advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by the Agreement and all other aspects of Participant’s participation in the Plan before taking any action related to the Plan.

12.Data Privacy Information and Consent. In order to participate in the Plan, Participant will need to review the information provided in this Section 12 regarding the collection, processing and transfer of Personal Data (as defined below) and declare his or her consent to the processing and transfer of Personal Data as described below.

(a)    Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Parent or
Form of Global RSU Agreement (Ex. A)    - 4 -

Subsidiary, details of all Awards granted under the Plan or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Personal Data is Participant’s consent.

(b)    Stock Plan Administration Service Provider. The Company transfers Personal Data to E*TRADE Financial Services, Inc. and its affiliated companies, an independent service provider based in the United States, which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Personal Data with such other provider serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

(c)    International Data Transfer. The Company and some of its service providers are based in the United States. Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis for the transfer of Personal Data, where required, is Participant’s consent.

(d)    Data Retention. The Company will hold and use Personal Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs Personal Data, the Company will remove it from its systems. If the Company keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be Participant’s consent.

(d)    Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke the consent, Participant’s salary from or employment with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Participant Restricted Stock Units under the Plan or other Awards or administer or maintain such Awards.

(e)    Data Subject Rights. Participant may have a number of rights under data privacy laws in his or her jurisdiction. Subject to the conditions set out in Applicable Laws and depending on where Participant is based, such rights may include the right to (i) request access to or copies of Personal Data, (ii) rectify incorrect Personal Data, (iii) delete Personal Data, (iv) restrict the processing of Personal Data, (v) restrict the portability of Personal Data, (vi) lodge complaints with competent authorities, and/or (vii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding these rights or to exercise these rights, Participant can contact his or her local human resources representative.

13.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ACTIVE SERVICE PROVIDER, WHICH UNLESS OTHERWISE REQUIRED BY APPLICABLE LAW IS AT THE WILL OF THE COMPANY OR THE EMPLOYER (OR ANY PARENT OR SUBSIDIARY) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, ANY OTHER PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR THE EMPLOYER TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.
14.Language. Participant acknowledges that Participant is proficient in the English language and understands the content of this Agreement and other Plan-related materials. If Participant has received this Agreement or any other document related to this Agreement and/or the Plan translated into a language other than
Form of Global RSU Agreement (Ex. A)    - 5 -

English and if the meaning of the translated version is different than the English version, the English version will control.
15.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Infinera Corporation, Attn: Stock Administration, 140 Caspian Court, Sunnyvale, CA 94089, or at such other address as the Company may hereafter designate in writing.
16.Grant is Not Transferable. Except to the limited extent provided in Section 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
17.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
18.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any U.S. federal, state, local or non-U.S. law, the tax code and related regulations or the rulings or regulations of the U.S. Securities and Exchange Commission (the “SEC”) or any other governmental regulatory body or the clearance, consent or approval of the SEC or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate U.S. federal, state, local or non-U.S. securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such U.S. federal, state, local or non-U.S. law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.
19.Appendix. The Award of Restricted Stock Units shall be subject to any additional provisions set forth in the Appendix for Participant’s country, if any. If Participant relocates to one of the countries included in the Appendix, the additional provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
20.Plan Governs. This Agreement is subject to all terms and provisions of the Plan. Subject to Section 20(c) of the Plan, in the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
21.Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not
Form of Global RSU Agreement (Ex. A)    - 6 -

any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
22.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under this Agreement or future Restricted Stock Units or other Awards that may be granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
23.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
24.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
25.Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.
26.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
27.Governing Law and Venue. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.
28.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares underlying the Restricted Stock Units, to the extent the Company determines it is necessary or advisable for legal and administrative reasons and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Form of Global RSU Agreement (Ex. A)    - 7 -

29.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.
30.Successors and Assigns. The Company may assign any of its rights under the Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may be assigned only with the prior written consent of the Company.
31.Insider-Trading/Market-Abuse Laws. Participant acknowledges that he or she may be subject to insider-trading and/or market-abuse laws in applicable jurisdictions, including but not limited to the United States and Participant’s country, which may affect his or her ability to purchase or sell Shares acquired under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant places before possessing inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. Participant is responsible for complying with any applicable restrictions, so Participant should speak to his or her personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in applicable jurisdictions.
32.Foreign Asset/Account Reporting and Exchange Control Requirements. Participant acknowledges that there may be certain foreign asset and/or account reporting and/or exchange control requirements which may affect his or her ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside his or her country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and Participant should speak to his or her personal advisor on this matter.

Form of Global RSU Agreement (Ex. A)    - 8 -

APPENDIX TO
INFINERA CORPORATION
2016 EQUITY INCENTIVE PLAN

GLOBAL TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and the Agreement.

    Terms and Conditions
    This Appendix includes additional terms and conditions that govern the Award of Restricted Stock Units granted to Participant under the Plan if Participant resides and/or works in one of the countries listed below.

If Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers employment and/or residency after the Restricted Stock Units are granted, or is considered a resident of another country for local law purposes, the terms and conditions of the Restricted Stock Units contained herein may not be applicable to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

    Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time the Restricted Stock Units vest and Shares are issued to Participant or Participant sells the Shares acquired upon vesting of the Restricted Stock Units under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers employment and/or residency after the Restricted Stock Units are granted, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant.

ARGENTINA

    Notifications

Securities Law Information. Neither the Restricted Stock Units nor the Shares are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information. Exchange control regulations in Argentina are subject to frequent change. Participant should consult with his or her personal legal advisor regarding any exchange control obligations Participant may have in connection with participation in the Plan.

Foreign Asset/Account Reporting Information. If Participant holds Shares (acquired upon vesting of the Restricted Stock Units or otherwise) as of December 31, Participant is required to report certain information regarding the Shares on his or her annual tax return. In addition, when Participant acquires, sells, transfers or otherwise disposes of Shares, Participant must register the transaction with the Federal Tax Administration.

Form of Global RSU Agreement (Appendix)    - 1 -

AUSTRALIA

    Terms and Conditions

Australia Offer Document. The Company is pleased to provide Participant with this offer to participate in the Plan. This offer sets out information regarding the grant of Restricted Stock Units to Australian resident employees of the Company and any Parent or Subsidiaries. This information is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

In addition to the information set out in the Agreement and the Appendix, Participant is also being provided with copies of the following documents:

(a)the Plan;
(b)the Plan prospectus; and
(c)Employee Information Supplement (collectively, the “Additional Documents”).
The Additional Documents provide further information to help Participant make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act 2001.

Participant should not rely upon any oral statements made in relation to this offer. Participant should rely only upon the statements contained in the Agreement, including the Appendix, and the Additional Documents when considering participation in the Plan.

    Notifications

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

Securities Law Information. Investment in Shares involves a degree of risk. Eligible employees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set forth below and in the Additional Documents.

The information herein is general information only. It is not advice or information that takes into account Participant’s objectives, financial situation and needs. Participant should consider obtaining his or her own financial product advice from a person who is licensed by ASIC to give such advice.

Additional Risk Factors for Australian Residents. Participant should have regard to risk factors relevant to investment in securities generally and, in particular, to holding Shares. For example, the price at which an individual Share is quoted on the Nasdaq Global Select Market (“Nasdaq”) may increase or decrease due to a number of factors. There is no guarantee that the price of a Share will increase. Factors that may affect the price of an individual Share include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at www.sec.gov, on the Company’s investor’s page at investors.infinera.com, and upon request to the Company.

In addition, Participant should be aware that the Australian dollar (“AUD”) value of any Shares acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Form of Global RSU Agreement (Appendix)    - 2 -

Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a Share is entitled to one vote. Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board. Further, Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of Shares. Participant may ascertain the current market price of an individual Share as traded on the Nasdaq under the symbol “INFN” at www.nasdaq.com/market-activity/stocks/infn/real-time. The AUD equivalent of that price can be obtained at www.rba.gov.au/statistics/frequency/exchange-rates.html. Please note that this is not a prediction of what the market price of the Shares will be on any applicable vesting date or when Shares are issued to Participant (or at any other time), or of the applicable exchange rate at such time.

BELGIUM

    Notifications

Foreign Asset/Account Reporting Information. Belgian residents are required to report any securities (e.g., Shares acquired under the Plan) or bank account established outside of Belgium on his or her annual tax return.

Exchange Control Information. Belgian residents are also required to complete a separate report providing the Central Contact Point of the National Bank of Belgium with details regarding any such account, including the account number, the name of the bank in which such account is held and the country in which such account is located the first time they report the foreign security and/or bank account on their annual tax returns. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. Belgian residents should consult with their personal advisors to ensure compliance with applicable reporting obligations.

Stock Exchange Tax. A stock exchange tax may apply to transactions under the Plan, such as the sale of Shares acquired under the Plan. Participant should consult with his or her personal tax advisor for details regarding Participant’s obligations with respect to the stock exchange tax.

Annual Securities Accounts Tax. An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account.

BRAZIL

    Terms and Conditions

Compliance with Law. By accepting the Restricted Stock Units, Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Restricted Stock Units, the sale of the Shares acquired pursuant thereto and the receipt of any dividends paid on such Shares.

Nature of Grant. The following provision supplements Section 10 of the Agreement:

By accepting the Restricted Stock Units, Participant agrees that Participant is (i) making an investment decision, and (ii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to Participant.

    Notifications

Exchange Control Information. Participant may be required to submit a declaration of assets and rights held outside Brazil to the Central Bank of Brazil. If the aggregate value of such assets and rights exceeds US$1,000,000 on December 31, the declaration is required on an annual basis. If the aggregate value of such assets
Form of Global RSU Agreement (Appendix)    - 3 -

and rights exceeds US$100,000,000 at the end of each quarter, the declaration is required on a quarterly basis. Assets and rights that must be reported include Shares acquired under the Plan.

Tax on Financial Transactions (IOF). Payments to foreign countries and repatriation of funds into Brazil (including proceeds from the sale of Shares) and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is Participant's responsibility to comply with any applicable Tax on Financial Transactions arising from Participant's participation in the Plan. Participant should consult with his / her personal tax advisor for additional details.

CANADA

    Terms and Conditions

Payment After Vesting. The following provision supplements Section 6 of the Agreement:

The Restricted Stock Units do not provide any right for Participant to receive a cash payment and the Restricted Stock Units will be settled in Shares only.

Cessation as a Service Provider. The following provision replaces Section 10(i) of the Agreement:

For purposes of the Award of Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated at the earliest of: (i) the date Participant’s employment with the Company or the Employer is terminated; (ii) the date Participant receives written notice of termination of employment from the Company or the Employer; and (iii) the date Participant is no longer actively providing services to the Company or a Parent or Subsidiary. In any case, Participant’s period of employment for purposes of the Award shall exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under applicable employment standards legislation. For greater certainty, Participant will not be entitled to any pro-rated vesting under the Plan for that portion of time before the date on which Participant’s employment terminates, as described above, nor will Participant be entitled to any compensation for the lost vesting. In the event the date of termination of Participant’s employment for purposes of the Plan cannot be reasonably determined under the terms of the Agreement and/or the Plan, the Administrator shall have the exclusive discretion to determine when such date occurs for purposes of participation in the Plan.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Participant's right to vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the last day of Participant's minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of Participant's statutory notice period, nor will Participant be entitled to any compensation for lost vesting.

THE FOLLOWING PROVISIONS WILL APPLY IF PARTICIPANT IS A RESIDENT OF QUEBEC:

    Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy. The following provisions supplement Section 12 of the Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan for purposes that relate to the administration of the Plan. Participant further authorizes the Company, the Employer (or any Parent or a Subsidiary) and the Administrator to disclose and discuss the Plan with their advisors. Participant acknowledges and agrees that his or her personal information, including any sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the U.S. Participant further authorizes the Company, the Employer (or any Parent or a Subsidiary) to record such information and to keep such information in Participant’s employee file. If applicable, Participant also acknowledges and authorizes
Form of Global RSU Agreement (Appendix)    - 4 -

the Company, the Employer (or any Parent or Subsidiary) involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.

    Notifications

    Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the NASDAQ Global Select Market).
    Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time in the year. Foreign property includes Shares acquired under the Plan, and may include the Restricted Stock Units. The Restricted Stock Units must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign property Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares. The form must be filed by April 30 of the following year. Participant should consult with his or her personal legal advisor to ensure compliance with applicable reporting obligations.

COLOMBIA

    Terms and Conditions

Nature of Grant. The following provision supplements Section 10 of the Agreement:

Pursuant to Article 128 of the Colombian Labor Code, amended by Article 15 Law 50, 1990, the Plan and related benefits do not constitute a component of “salary” for any legal purpose. Therefore, the Restricted Stock Units and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

    Notifications

Securities Law Information. The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia. Nothing in the Plan, the Agreement or this Appendix or any other document evidencing the grant of the Restricted Stock Units shall be construed as the making of a public offer of securities in Colombia.

Exchange Control Information. Participant is responsible for complying with any and all Colombian foreign exchange restrictions, approvals and reporting requirements in connection with the Restricted Stock Units and any Shares acquired or funds received under the Plan. This includes reporting obligations to the Central Bank (Banco de la República). Participant will be required to register his or her investment in Shares with the Central Bank, regardless of the value of his or her investment, by filing Central Bank’s Form No. 11 at any time before disposing of the Shares.

Foreign Asset / Account Tax Reporting Information. Participant must file an annual informative return with the Colombian Tax Office detailing any assets held abroad, which includes any Shares acquired under the Plan (for every year Participant holds the Shares).

Form of Global RSU Agreement (Appendix)    - 5 -

DENMARK

    Terms and Conditions

    Stock Option Act. Participant acknowledges that he or she has received an Employer Statement in Danish (attached at the end of this section) which sets forth additional information about the Restricted Stock Units, to the extent that the Danish Stock Option Act, as amended as of January 1, 2019, applies to the Restricted Stock Units.

    Notifications

    Foreign Asset/Account Reporting Information. If Participant establishes an account holding Shares or cash outside of Denmark, Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.

Form of Global RSU Agreement (Appendix)    - 6 -

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK
EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive the following information regarding participation in the Infinera Corporation (“Infinera”) 2016 Equity Incentive Plan (the “Plan”) in a written statement.

This statement generally contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your grant of restricted stock units (“RSUs”) are described in detail in the Plan, the Global Terms and Conditions of Restricted Stock Units, including the Appendix (the “Agreement”) and the Notice of Grant of Restricted Stock Units (the “Notice”), which have been made available to you. In the event of a conflict between a provision contained in this Employer Statement and provisions contained in the Plan, Agreement or Notice, this Employer Statement shall prevail.

1.    Date of Grant
The date of grant of your RSUs is the date that the Administrator (as defined in the Plan) approved a grant for you and determined it would be effective, which is set forth in the Agreement.

2.    Terms and Conditions of the RSU Grant
    The grant of RSUs under the Plan is made at the sole discretion of the Administrator. Employees and Consultants (as defined in the Plan) of Infinera and its Parents or Subsidiaries (as defined in the Plan) are eligible to participate in the Plan.

3.    Vesting Date of RSUs
Your award shall vest over a period time, provided you remain employed by or in the service of Infinera or a Subsidiary, unless your award has vested or has terminated earlier for the reasons set forth in the Plan.

4.    Exercise Price
There is no exercise price associated with the RSUs. Each RSU entitles you to receive one share of Infinera common stock after the RSUs have vested without any cost to you or other payment required from you (other than applicable taxes).

5.    Your Rights Upon Termination of Your Service Provider Status
The treatment of your RSUs upon termination of your Service Provider status will be determined in accordance with the termination provisions in the Agreement, which are summarized immediately below. In the event of a conflict between the terms of the Agreement and the summary below, the terms set forth in the Agreement will govern the RSUs.

Unless otherwise noted below, if you terminate as a Service Provider, all your RSUs that have not satisfied the vesting condition will be cancelled and forfeited. If you terminate as a Service Provider due to death or Disability (as defined in the Plan), your RSUs will accelerate and vest in full.

6.     Financial Aspects of Participating in the Plan
The grant of RSUs has no immediate financial consequences for you. The value of the RSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of stock are financial instruments and investing in stock will always have financial risk. The future value of Infinera’s shares is unknown and cannot be predicted with certainty.

Infinera Corporation
140 Caspian Court, Sunnyvale, California 94089 U.S.

Form of Global RSU Agreement (Appendix)    - 7 -

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK
ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold (“Aktieoptionsloven”) er du berettiget til i en skriftlig erklæring at modtage følgende oplysninger om deltagelse i Infinera Corporation (“Infinera”) 2016 Equity Incentive Plan (“Planen”).

Denne erklæring indeholder generelt kun de oplysninger, der er nævnt i Aktieoptionsloven, medens de øvrige kriterier og betingelser for din tildeling af begrænsede aktier (“Restricted Stock Units” eller “RSUer”) er beskrevet nærmere i Planen, i Global Terms and Conditions of Restricted Stock Units, inkl. bilag (“Aftalen”) og i Notice of Restricted Stock Unit Grant (“Meddelelsen”), som er udleveret til dig. I tilfælde af uoverensstemmelser mellem en bestemmelse i denne Arbejdsgivererklæring og bestemmelserne i Planen, Aftalen eller Meddelelsen har denne Arbejdsgivererklæring forrang.

1.    Tidspunkt for tildeling
Tidspunktet for tildelingen af dine RSUer er den dag, hvor Administratoren (Administrator) (som defineret i Planen) godkendte din tildeling og besluttede, at den skulle træde i kraft. Tidspunktet fremgår af Aftalen.

2.    Kriterier og betingelser for RSU-tildelingen
    Tildelingen af RSUer i henhold til Planen sker alene efter Administrators eget skøn. Medarbejdere (Employees) og Konsulenter (Consultants) (som defineret i Planen) i Infinera og dettes Moderselskaber (Parents) og Datterselskaber (Subsidiaries) (som defineret i Planen) kan deltage i Planen.

3.    Modningstidspunkt for RSUerne
Dine betingede aktieoptioner modnes over en periode, forudsat at du fortsat er ansat i eller arbejder for Selskabet eller en tilknyttet virksomhed, medmindre optionen er modnet eller bortfaldet på et tidligere tidspunkt af de i Ordningen anførte årsager.

4.    Udnyttelseskurs
Der er ikke knyttet nogen udnyttelseskurs til RSUerne. Hver RSU giver dig i forbindelse med deres modning ret til at modtage én ordinær aktie i Selskabet, uden at det koster dig noget (bortset fra gældende skatter og afgifter).

5.    Din retsstilling i forbindelse med ophør af din Ansættelsesstatus
Dine RSUer vil i tilfælde af ophør af din Ansættelsesstatus blive behandlet i overensstemmelse med ophørsbestemmelserne i Aftalen, som er kort beskrevet umiddelbart nedenfor. Såfremt der skulle være uoverensstemmelse mellem bestemmelserne i Aftalen og beskrivelsen nedenfor, vil det være bestemmelserne i Aftalen, der er gældende for RSUerne.

I tilfælde af ophør af din Ansættelsesstatus, og medmindre andet fremgår nedenfor, vil alle dine RSUer, der ikke har opfyldt modningsbetingelsen, blive annulleret eller bortfalde. Hvis ophøret af din Ansættelsesstatus skyldes dødsfald eller Invaliditet (Disability) (som defineret i Planen), vil dine RSUer blive modnet fuldt ud med omgående virkning.
6.    Økonomiske aspekter ved at deltage i Planen
Tildelingen af RSUer har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af RSUerne indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Infinera aktier kendes ikke og kan ikke forudsiges med sikkerhed.

Infinera Corporation
140 Caspian Court, Sunnyvale, California 94089 U.S.

Form of Global RSU Agreement (Appendix)    - 8 -

EGYPT

    Notifications

Exchange Control Information. If Participant transfers funds into Egypt in connection with the Restricted Stock Units, Participant will be required to transfer the funds through a registered bank in Egypt.

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

Language Consent. By accepting the Award of Restricted Stock Units, Participant confirms having read and understood the documents relating to the grant (the Plan, the Agreement and this Appendix) which were provided in English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue. En acceptant l’attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan, le contrat et cette Annexe) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.

    Notifications

Tax Information. The Restricted Stock Units are not granted under the specific tax and social security regime under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Foreign Asset/Account Reporting Information. French residents holding Shares or maintaining a bank account outside France are required to report such to the French tax authorities when filing their annual tax returns.

GERMANY

    Notifications

    Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. In case of payments in connection with securities (including proceeds realized upon the sale of Shares or from the receipt of any dividends paid on such Shares), the report must be made by the fifth day of the month following the month in which the payment was received. The report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. Participant is responsible for complying with applicable reporting requirements.

Foreign Asset/Account Reporting Information. If the acquisition of Shares under the Plan leads to a “qualified participation” at any point during the calendar year, Participant will need to report the acquisition when Participant files his or her tax return for the relevant year. A “qualified participation” is attained if (i) the value of the Shares acquired exceeds EUR 150,000 or (ii) in the unlikely event Participant holds Shares exceeding 10% of the total Common Stock. However, given the Shares are listed on a recognized U.S. stock exchange, this requirement will not apply as long as Participant owns less than 1% of the total Common Stock.

GREECE

There are no country-specific provisions.

HONG KONG
Form of Global RSU Agreement (Appendix)    - 9 -

Terms and Conditions

Payment After Vesting. The following provision supplements Section 6 of the Agreement:

The Restricted Stock Units do not provide any right for Participant to receive a cash payment and the Restricted Stock Units will be settled in Shares only.
Transfer Restriction. Notwithstanding anything contrary in the Agreement or the Plan, in the event Participant’s Restricted Stock Units vest such that Shares are issued to Participant or his or her estate within six months of the Date of Grant, Participant agrees that Participant or his or her estate will not dispose of or transfer any Shares acquired prior to the six-month anniversary of the Date of Grant.

Notifications

Securities Law Information. WARNING: The Award of Restricted Stock Units and the issuance of Shares at vesting of the Restricted Stock Units do not constitute a public offer of securities under Hong Kong law and are available only to employees of the Company or any Parent or Subsidiaries. The Agreement, the Plan, and other incidental communication materials that Participant may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities laws in Hong Kong. Furthermore, none of the documents relating to the Plan have been reviewed by any regulatory authority in Hong Kong. The Award of Restricted Stock Units is intended only for the personal use of each eligible employee of the Employer, the Company and any Parent or Subsidiary and may not be distributed to any other person. Participant should exercise caution in relation to the offer. If Participant is in any doubt about any of the contents of the Agreement, the Plan or any other communication materials, Participant should obtain independent professional advice.

INDIA

Notifications

Exchange Control Information. Participant must repatriate the proceeds from the sale of Shares and any dividends received in relation to the Shares to India within a certain number of days after receipt. Participant must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Information. Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. It is Participant’s responsibility to comply with applicable foreign asset tax laws in India and Participant should consult with his or her personal tax advisor to ensure that Participant is properly reporting his or her foreign assets and bank accounts.

IRELAND

Notifications

Director Notification Obligation. Directors, shadow directors or secretaries of an Irish Subsidiary, whose interests in the Company represent more than 1% of the Company’s voting share capital, must notify the Irish Subsidiary, as applicable, in writing when (i) receiving or disposing of an interest in the Company (e.g., Restricted Stock Units, Shares, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children of such individuals (whose interests will be attributed to the director, shadow director or secretary).

ITALY

Terms and Conditions

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Plan Document Acknowledgement. Participant acknowledges that Participant has read and specifically and expressly approves of the following sections of the Agreement: the Notice of Grant; Section 1: Grant; Section 2: Company’s Obligation to Pay; Section 3: Vesting Schedule; Section 4: Acceleration; Section 5: Forfeiture upon Termination of Status as Service Provider; Section 6: Payment after Vesting; Section 7: Death of Participant; Section 8: Tax Withholding; Section 9: Rights as Stockholder; Section 10: Nature of Grant; Section 11: No Advice Regarding Grant; Section 13: No Guarantee of Continued Service; Section 14: Language; Section 16: Grant is Not Transferable; Section 17: Binding Agreement; Section 18: Additional Conditions to Issuance of Stock; Section 19: Appendix; Section 20: Plan Governs; Section 21: Administrator Authority; Section 22: Electronic Delivery and Participation; Section 24: Agreement Severable; Section 25: Modifications to the Agreement; Section 26: Amendment, Suspension or Termination of the Plan; Section 27: Governing Law and Venue; Section 28: Imposition of Other Requirements, and Section 29: Waiver.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who at any time during the fiscal year hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report them on their annual tax returns (Form UNICO, Schedule RW) or on a special form if no tax return is required. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Foreign Asset Tax Information. The value of financial assets held outside of Italy by individuals residents of Italy is subject to a foreign asset tax, at an annual rate of 2 per thousand (0.2%). The taxable amount will be the fair market value of the financial assets (including Shares acquired under the Plan) assessed at the end of the calendar year. No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed €12.

JAPAN

Notifications

Foreign Asset/Account Reporting Information.  Japanese residents holding assets outside Japan (e.g., Shares acquired under the Plan) with a value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. Participant should consult with a personal tax advisor in Japan to ensure that Participant is properly complying with these obligations.

LUXEMBOURG

There are no country-specific provisions.

MEXICO

    Terms and Conditions

Acknowledgement of the Agreement. By accepting the Restricted Stock Units, Participant acknowledges that he or she has received a copy of the Plan and the Agreement, including this Appendix, which he or she has reviewed. Participant further acknowledges that he or she accepts all the provisions of the Plan and the Agreement, including this Appendix. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the “Nature of Grant” section of the Agreement, which clearly provide as follows:

(1)    Participant’s participation in the Plan does not constitute an acquired right;
(2)    The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis;
(3)    Participant’s participation in the Plan is voluntary; and
(4)    The Company and any of its Parent and Subsidiaries are not responsible for any decrease in the value of any Shares acquired under the Plan.
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Labor Law Acknowledgement and Policy Statement. By accepting the Restricted Stock Units, Participant acknowledges that the Company, with registered offices at 140 Caspian Court, Sunnyvale, CA 94089, U.S.A., is solely responsible for the administration of the Plan. Participant further acknowledges that his or her participation in the Plan, the grant of Restricted Stock Units and any acquisition of Shares under the Plan do not constitute an employment relationship between Participant and the Company because Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between Participant and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation in the Plan at any time, without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its Parent, Subsidiaries, branches, representation offices, stockholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation
Reconocimiento del Convenio de Concesión. Al aceptar las Unidades de Acciones Restringidas (“Unidades”), el Beneficiario reconoce que ha recibido y revisado una copia del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario reconoce y acepta todas las disposiciones del Plan y del Convenio de Concesión, incluyendo el apéndice. El Beneficiario también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en la sección: “Nature of Grant” del Convenio de Concesión, que claramente establece lo siguiente:

(1)    La participación del Beneficiario en el Plan no constituye un derecho adquirido;
(2)    El Plan y la participación del Beneficiario en él es ofrecido por la Compañía de manera completamente discrecional;
(3)    La participación del Beneficiario en el Plan es voluntaria; y
(4)    La Compañía y su Padre y sus Subsidiarias no son responsables por ninguna disminución en el valor de las Acciones adquiridas en virtud del Plan.
Reconocimiento del Derecho Laboral y Declaración de la Política. Al aceptar el otorgamiento de las Unidades, el Beneficiario reconoce que la Compañía, con domicilio social en 140 Caspian Court, Sunnyvale, CA 94089, E.U.A., es la única responsable de la administración del Plan. Además, el Beneficiario reconoce que su participación en el Plan, la concesión de las Unidades y cualquier adquisición de Acciones en virtud del Plan no constituyen una relación laboral entre el Beneficiario y la Compañía, en virtud de que el Beneficiario está participando en el Plan sobre una base totalmente comercial. Por lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Beneficiario y el Empleador y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por el Empleador, y cualquier modificación del Plan o la terminación no constituirá un cambio o modificación de los términos y condiciones en el empleo del Beneficiario.

Además, el Beneficiario comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la misma se reserva el derecho absoluto de modificar y/o suspender la participación del Beneficiario en el Plan en cualquier momento, sin responsabilidad alguna del Beneficiario.

Finalmente, el Beneficiario manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía, por cualquier indemnización o daño relacionado con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Beneficiario libera de la manera más amplia y
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total de responsabilidad a la Compañía, sus padre, subsidiarias, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

Notifications

Securities Law Information. The Award of Restricted Stock Units and the Shares underlying the Award have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Award may not be publicly distributed in Mexico. Participant acknowledges that these materials are addressed to him or her because of Participant’s existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to eligible employees made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

THE NETHERLANDS

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

POLAND
Notifications

Exchange Control Information. If Participant holds foreign securities (including Shares acquired under the Plan) and maintains accounts abroad, Participant may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash held in such foreign accounts exceeds PLN 7 million, Participant must file reports on the transactions and balances of the accounts on a quarterly basis. Further, any fund transfers into or out of Poland in excess of €15,000 must be effected through a bank in Poland. Polish residents are required to store all documents related to foreign exchange transactions for a period of five years.

PORTUGAL

    Terms and Conditions

Language Consent. Participant hereby expressly declares that Participant has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Agreement.

Conhecimento da Lingua. O Participante, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e do Contrato.

RUSSIA

    Terms and Conditions

    Payment After Vesting. Depending on applicable restrictions then in effect, the Administrator has the sole discretion to postpone the settlement of any Restricted Stock Units, to determine whether to settle any vested Restricted Stock Units in Shares or in cash, or to cancel such Restricted Stock Units for no consideration.
U.S. Transaction. Participant understands that the acceptance of the grant of the Restricted Stock Unit Award through E*TRADE’s on-line grant agreement response page results in a contract between Participant and the Company completed in the United States and that the Agreement is governed by the laws of the State of California, without giving effect to the conflict of law principles thereof.

Data Privacy Notice and Consent. The following provision supplements Section 12 of the Agreement:

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Participant understands and agrees that he or she may be required to complete and return a Consent to Processing of Personal Data (the “Consent”) form to the Company. Further, Participant understands and agrees that if Participant does not complete and return a Consent form to the Company, the Company will not be able to grant Restricted Stock Units to Participant or other awards or administer or maintain such awards. Therefore, Participant understands that refusing to complete a Consent form or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.

Notifications

    Securities Law Information. Participant acknowledges that the Restricted Stock Unit Award, the Agreement, the Plan and all other materials Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of Shares pursuant to the Plan has not and will not be registered in Russia and therefore, neither the Restricted Stock Units nor the Shares may be used for offering or public circulation in Russia.

Exchange Control Information. Exchange control regulations in Russia are subject to frequent change. Participant should consult his or her local bank and/or personal legal advisor to confirm the applicable requirements. The rules related to foreign bank or brokerage accounts are different and certain restrictions with respect to payments by non-residents into a Russian currency resident’s foreign bank or brokerage account may apply, where the foreign bank account is located in the U.S. or certain other countries. Participant should contact his or her personal advisor to confirm the application of the exchange control restrictions, as significant penalties may apply in the case of non-compliance with the exchange control restrictions.

SINGAPORE

Notifications

Securities Law Information. The Award of Restricted Stock Units is being granted to Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that such Award of Restricted Stock Units is subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares underlying the Restricted Stock Units unless such sale or offer in Singapore is made (i) more than six months from the Date of Grant, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with, the conditions of any other applicable provisions of the SFA.

Director Notification Obligation. If Participant is a director, associate director or shadow director of a Singaporean Parent or Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Subsidiary in writing when Participant receives an interest (e.g., Restricted Stock Units, Shares) in the Company or any Parent or Subsidiary. In addition, Participant must notify the Singaporean Parent or Subsidiary when he or she sells any Shares (including when Participant sells the Shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any Subsidiary. In addition, a notification must be made of Participant’s interests in the Company or any Parent or Subsidiary within two days of becoming a director.

SPAIN

Terms and Conditions

Nature of Grant. The following provisions supplement Section 10 of the Agreement:

    In accepting the Restricted Stock Units, Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.
    Participant understands and agrees that, as a condition of the grant of the Award of Restricted Stock Units, except as provided for in Section 4 of the Agreement, the termination of Participant’s employment for any reason
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(including for the reasons listed below) will automatically result in the forfeiture the Restricted Stock Units and loss of the Shares that may have been granted to Participant and that have not vested on the date of termination.
    In particular, Participant understands and agrees that the Restricted Stock Units will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination of Participant’s employment prior to vesting by reason of, including, but not limited to: death, disability, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
    Furthermore, Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant the Restricted Stock Units under the Plan to individuals who may be employees of the Company or any Parent or Subsidiary. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company, the Employer or any Parent or Subsidiary on an ongoing basis. Consequently, Participant understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and the Shares underlying the Restricted Stock Units not become a part of any employment or contract (either with the Company, the Employer or any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that the Award of Restricted Stock Units would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any Award of Restricted Stock Units to Participant shall be null and void.

Notifications

Securities Law Information. The Restricted Stock Units and the Shares underlying the Restricted Stock Units described in the Agreement and this Appendix do not qualify under Spanish regulations as securities.  No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

    Exchange Control Information. Participant must declare the acquisition of Shares under the Plan, for statistical purposes, to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competiveness. Participant must declare the ownership of any Shares to the DGCI each January while the Shares are owned unless Participant holds 10% or more of the share capital of the Company or the value of the Shares or proceeds exceeds €1,502,530 in which case the report should be made within one month of the acquisition or sale of Shares.

Further, Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

Foreign Asset/Account Reporting Information. Participant may be subject to certain tax reporting requirements with respect to assets or rights that he or she holds outside Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year.
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Shares acquired under the Plan or other equity programs offered by the Company constitute securities for purposes of this requirement, but unvested awards (e.g., Restricted Stock Units, etc.) are not subject to this reporting requirement. If applicable, Participant must report his or her foreign assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if the value of previously-reported rights or assets increases by more than €20,000 as of each subsequent December 31. Participant should consult with his or her personal advisor to determine any obligations in this respect.

SWEDEN

    Terms and Conditions

Tax Withholding. The following provision supplements Section 8 of the Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax Obligations as set forth in Section 8 of the Agreement, in accepting the Award of Restricted Stock Units, Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting/settlement to satisfy the Tax Obligations related to participation in the Plan and legally applicable to Participant by withholding from proceeds of a sale of Shares acquired upon settlement of the Restricted Stock Units or by reducing the number of Shares otherwise deliverable to Participant, regardless of whether the Company and/or the Employer have an obligation to withhold such amounts.

SWITZERLAND

Notifications

Securities Law Information. Neither this document nor any other materials relating to the Restricted Stock Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or any Parent or Subsidiary, or (iii) has been or will be filed with, approved, or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Supervisory Authority.

TAIWAN

Notifications

Securities Law Information. The Award of Restricted Stock Units and the Shares to be issued pursuant to the Plan are available only for Service Providers. It is not a public offer of securities by a Taiwanese company.

Exchange Control Information. Participant may acquire and remit foreign currency (including proceeds from the Shares and any dividends paid on such Shares) into and out of Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

Notifications

Exchange Control Information. If Participant receives funds in connection with the Plan (e.g., dividends or sale proceeds) with a value equal to or greater than US$1,000,000 per transaction, Participant must immediately repatriate such funds to Thailand. Any foreign currency repatriated to Thailand must be converted to Thai Baht or deposited into a foreign currency deposit account opened with any commercial bank in Thailand acting as the authorized agent within 360 days from the date the funds are repatriated to Thailand. Participant is also required to inform the authorized agent of the details of the foreign currency transaction, including his or her identification information and the purpose of the transaction.

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TURKEY

    Notifications

Securities Law Information. The sale of Shares acquired under the Plan is not permitted within Turkey. The sale of Shares acquired under the Plan must occur outside Turkey and through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market.

Financial Intermediary Information.  Activity related to investments in foreign securities (e.g., the sale of Shares acquired under the Plan) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board. Participant understands that Participant is solely responsible for complying with this requirement and should contact his or her personal legal advisor for further information regarding his or her obligations in this respect.

UNITED ARAB EMIRATES

    Terms and Conditions

Nature of Grant. The following provision supplements Section 10 of the Agreement:

Participant acknowledges that the Restricted Stock Units and related benefits do not constitute a component of Participant’s “wages” for any legal purpose. Therefore, the Restricted Stock Units and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts which may be payable.

    Notifications

Securities Law Information. The Agreement, the Notice of Grant, the Plan and other incidental communication materials concerning the Restricted Stock Units are intended for distribution only to employees of the Company, its Parents and Subsidiaries. The Dubai Creative Clusters Authority (formerly known as the Dubai Technology and Media Free Zone Authority), Emirates Securities and Commodities Authority and/or the Central Bank of the United Arab Emirates has no responsibility for reviewing or verifying any documents in connection with the Restricted Stock Units. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved these communications nor taken steps to verify the information set out in them, and have no responsibility for them.

Further, the Shares underlying the Restricted Stock Units may be illiquid and/or subject to restrictions on their resale. Participant should conduct his or her own due diligence on the Restricted Stock Units and the Shares. If Participant is in any doubt about any of the contents of the grant or other incidental documents, Participant should obtain independent professional advice.

UNITED KINGDOM

    Terms and Conditions

Payment After Vesting. The following provision supplements Section 6 of the Agreement:

The Restricted Stock Units do not provide any right for Participant to receive a cash payment and the Restricted Stock Units will be settled in Shares only.

Tax Withholding. Without limitation to Section 8 of the Agreement, Participant agrees that Participant is liable for all Tax Obligations and hereby covenants to pay all such Tax Obligations, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax Obligations that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the immediately foregoing provision will not apply; instead, the
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amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit.

Joint Election. As a condition of Participant’s participation in the Plan and the vesting of the Restricted Stock Units, Participant agrees to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Employer in connection with the Restricted Stock Units, the receipt of any benefits related to the Restricted Stock Units and any event giving rise to Tax Obligations (the “Employer’s Liability”).  Without prejudice to the foregoing, Participant agrees to enter into a joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or elections. Participant further agrees to enter into such other Joint Elections as may be required between Participant and any successor to the Company and/or the Employer. Participant further agrees that the Company and/or the Employer may collect the Employer’s Liability from Participant by any of the means set forth in Section 8 of the Agreement.

If Participant does not enter into the Joint Election prior to the vesting of the Restricted Stock Units, Participant will forfeit the Restricted Stock Units and the Shares underlying the Restricted Stock Units will be returned to the Company at no cost to the Company, without any liability to the Company and/or the Employer.
UNITED STATES

There are no country-specific provisions.

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